Exhibit 99.1


  ESI Announces Fiscal 2003 Third and Fourth Quarters and Full Year
         Results and Previous Periods Financial Restatements

    PORTLAND, Ore.--(BUSINESS WIRE)--Aug. 11, 2003--Electro Scientific Industries, Inc. (Nasdaq:ESIOE) announced financial results for the fiscal 2002 financial restatement, first and second quarter of fiscal 2003 financial restatement, third and fourth quarters of fiscal 2003 and fiscal year ended May 31, 2003. The company previously announced the restated results on July 15, 2003. Updated financial results are attached in a tabular format.
    Fourth quarter 2003 sales were $22.5 million, compared with last year's fourth quarter sales of $40.4 million. Sales for the full year were $136.9 million, compared with $162.9 million in fiscal 2002. The net loss for the fourth quarter was $20.8 million, or $0.75 per diluted share, compared with net loss of $8.5 million, or $0.31 per diluted share, in the fourth quarter of fiscal 2002. The net loss for the full year was $50.1 million, or $1.81 per diluted share, compared with a net loss in fiscal 2002 of $17.8 million, or $0.65 per diluted share. In the fourth quarter of 2003, the company recorded an impairment charge in the value of certain long-term fixed assets for a total of $10.1 million. This impairment charge was primarily related to the Klamath Falls consumables manufacturing site.
    "Our year was very difficult, both in our external markets and in our internal affairs," said Barry Harmon, president and chief executive officer of ESI. "Now that we have completed the Audit Committee investigation and reported our fiscal 2003 audited financial results, the management team is focusing its attention on strategic customer initiatives, operating plans and core business processes. This work will clearly require an enormous effort as ESI recovers from the impact of the accounting restatements and a prolonged trough in the business cycle. That being said, we believe that the tone of our business is improving during the first quarter of fiscal 2004. All product groups are experiencing increased orders and the number of active sales discussions are increasing, indicating that customer capacity additions should occur at a faster rate than fiscal 2003."
    Cash and investments as of May 31, 2003, were $308 million, up $6 million over the prior year.
    Net orders for the latest quarter were $25.5 million, a decrease of 18.2% compared with $31.2 million in the third quarter and a decrease of 43.4% compared with $45.1 million in the fourth quarter of fiscal 2002. Backlog was $11 million at May 31, 2003, as compared to $22.6 million at June 1, 2002. The deferred revenue balance at May 31, 2003, was $13.2 million as compared to $5.3 million at June 1, 2002.
    In conjunction with the filing of a current report on Form 8-K, which includes this press release, ESI also filed with the Securities and Exchange Commission a Form 10-K/A for fiscal 2002; amendments to its quarterly reports on Form 10-Q/A for the first and second quarters of fiscal 2003; and its quarterly report on Form 10-Q for the third quarter of fiscal 2003.
    This press release includes statements considered forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These statements include the prospect of customer capacity additions in fiscal 2004. These statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with general economic conditions. Other risks may be detailed from time to time in reports to be filed with the SEC. ESI does not undertake any obligation to publicly update its forward-looking statement based on events or circumstances after the date hereof.

    About ESI

    ESI, headquartered in Portland, Oregon, supplies high-value, high-technology manufacturing equipment to the global electronics market. Using its expertise in laser/material interaction, small parts handling, machine vision and real-time control systems, the company enables the production of leading-edge products for customers in the semiconductor, passive component and electronic interconnect markets. ESI's web site is http://www.esi.com.

                Electro Scientific Industries, Inc.

                          FY 2003 Results
               (In thousands, except per share data)
                            (Unaudited)

Operating Results:            Three Months Ended    Year Ended
                             --------------------------------------
                                       Restated           Restated
                              May 31,   June 1,  May 31,   June 1,
                                2003     2002      2003      2002
                             --------- -------- --------- ---------
Net sales                     $22,478  $40,415  $136,885  $162,885
Cost of sales                  21,724   30,554   117,858    96,830
                             --------- -------- --------- ---------
Gross margin                      754    9,861    19,027    66,055
Operating expenses:
  Selling, service and
   administrative              15,740   16,724    63,001    68,385
  Research, engineering and
   development                  7,144    7,140    27,762    36,439
  Special charges - Long
   lived asset impairment      10,140        -    10,140         -
                             --------- -------- --------- ---------
  Total operating expenses     33,024   23,864   100,903   104,824
                             --------- -------- --------- ---------
Operating loss                (32,270) (14,003)  (81,876)  (38,769)
Net interest income               579    1,037     3,469     5,067
Other Expense                    (855)    (510)     (814)     (615)
                             --------- -------- --------- ---------
Loss before income taxes      (32,546) (13,476)  (79,221)  (34,317)
Benefit for income taxes      (11,751)  (4,966)  (29,135)  (16,540)
                             --------- -------- --------- ---------
  Net loss                   $(20,795) $(8,510) $(50,086) $(17,777)
                             ========= ======== ========= =========
Net loss per share - basic     $(0.75)  $(0.31)   $(1.81)   $(0.65)
                             ========= ======== ========= =========
Net income loss per share -
 diluted                       $(0.75)  $(0.31)   $(1.81)   $(0.65)
                             ========= ======== ========= =========

Certain amounts in prior periods have been reclassified to conform with current period presentation.


                Electro Scientific Industries, Inc.

                    Analysis of FY 2003 Results
                      (Dollars in thousands)
                            (Unaudited)

                                Three Months
                                     Ended          Year Ended
                              ----------------- -------------------
                                       Restated           Restated
                              May 31,  June 1,  May 31,   June 1,
                                2003     2002      2003      2002
                              -------- -------- --------- ---------
Sales detail:

  Electronic Interconnect
   Group                       $5,681   $3,126   $24,949   $14,446
  Semiconductor Products
   Group                        7,373   20,952    64,266    80,929
  Passive Components Group      9,424   16,337    47,670    67,510
                              -------- -------- --------- ---------
  Total                       $22,478  $40,415  $136,885  $162,885
                              ======== ======== ========= =========

Gross margin %                    3.4%    24.4%     13.9%     40.6%
Selling, service and
 administrative expense %        70.0%    41.4%     46.0%     42.0%
Research, engineering and
 development expense %           31.8%    17.7%     20.3%     22.4%
Operating income margin %      -143.6%   -34.6%    -59.8%    -23.8%
Effective tax rate %             36.1%    36.9%     36.8%     48.2%
Average shares outstanding -
 basic                         27,835   27,553    27,745    27,337
Average shares outstanding -
 diluted                       27,835   27,553    27,745    27,337
End of period employees           n/a      n/a       649       875

Certain amounts in prior periods have been reclassified to conform with current period presentation.


                 Electro Scientific Industries, Inc.

                           FY 2003 Results
                       (Amounts in thousands)
                             (Unaudited)
                                                           Restated
Financial Position As Of:                          May 31,   June 1,
                                                     2003      2002
                                                  --------- ---------
Cash and investments                              $308,252  $302,299
Trade receivables                                   37,160    55,810
Income tax refund receivable                        16,499    14,402
Inventory                                           42,067    63,916
Shipped systems pending acceptance                   7,058     2,007
Deferred tax assets                                 18,578     8,323
Property and equipment, net                         43,043    58,046
Other assets                                        17,241    21,469
                                                  --------- ---------
Total assets                                      $489,898  $526,272
                                                  ========= =========

Current liabilities                                $24,468   $19,308
Deferred revenue                                    13,222     5,308
Long term debt                                     141,891   145,897
Shareholders' equity                               310,317   355,759
                                                  --------- ---------
Total liabilities and equity                      $489,898  $526,272
                                                  ========= =========

End of period shares outstanding                    27,843    27,619

Certain amounts in prior periods have been reclassified to conform with current period presentation.


                 Electro Scientific Industries, Inc.

                            FY2003 Results
                        (Amounts in thousands)
                             (Unaudited)

                                   Twelve Months Ended
                                -------------------------
Consolidated Statements                         Restated
of Cash Flows:                     May 31,       June 1,
                                    2003          2002
CASH FLOWS FROM OPERATING       -----------   -----------
 ACTIVITIES
Net loss                            $(50,086)     $(17,777)
Adjustments to reconcile net
 loss to cash provided
 by (used in) operating
 activities:
  Depreciation and amortization       10,352        10,526
  Provison for doubtful accounts       1,173         1,029
  Loss on disposal of property
   and equipment                       1,069         1,458
  Impairment of long lived asset      10,140             -
  Gain on debt extinguishment           (218)            -
  Deferred income taxes              (10,275)        1,508
  Tax benefit of stock options
   exercised                             259         2,235
  Changes in operating accounts:
  Decrease in trade receivables       20,858        29,511
  Decrease in inventories             19,550         7,741
  Increase in income tax
   receivable                         (2,097)      (14,402)
  (Increase) decrease in other
   current assets                      1,617        (2,962)
  Increase in deferred revenue         7,914         3,923
  Increase (decrease) in current
   liabilities                         1,785       (22,852)
                                  -----------   -----------
Net cash provided by (used in)
 operating activities                 12,041           (62)
                                  -----------   -----------

CASH FLOWS FROM INVESTING
 ACTIVITIES
Purchase of property, plant and
 equipment                            (9,270)      (15,279)
Proceeds from the sale of
 property, plant and equipment         1,183           633
Change in investments, net           (16,561)     (177,971)
Increase in other assets               2,516           (46)
                                  -----------   -----------
Net cash used in investing
 activities                          (22,132)     (192,663)
                                  -----------   -----------

CASH FLOWS FROM FINANCING
 ACTIVITIES
Proceeds from convertible
 subordinated notes issuance               -       145,500
Purchase of ESI-issued
 convertible notes                    (4,676)            -
Proceeds from exercise of stock
 options and stock plans               3,602         8,138
                                  -----------   -----------
Net cash provided by (used in)
 financing activities                 (1,074)      153,638
                                  -----------   -----------

NET CHANGE IN CASH AND CASH
 EQUIVALENTS                        $(11,165)     $(39,087)

CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD                 $29,435       $68,522
                                  -----------   -----------

CASH AND CASH EQUIVALENTS AT
 END OF PERIOD                       $18,270       $29,435
                                  ===========   ===========

Certain amounts in prior periods have been reclassified to conform with current period presentation.


                 Electro Scientific Industries, Inc.

                 Supplemental Financial Information
                (In thousands, except per share data)
                             (Unaudited)


            Twelve                                  Three     Nine
            Months                      Six Months  Months    Months
            Ended   Three Months Ended    Ended     Ended     Ended
           ---------------------------- ------------------------------
           June 1,   Aug. 31, Nov. 30,  Nov. 30,  March 1,  March 1,
              2002     2002      2002      2002      2003      2003
           --------- -------- --------- --------- --------- ---------
As Previously Reported (1):

 Net sales $166,545  $42,961   $43,302   $86,263       n/a       n/a

 Net
  income
  (loss)   $(15,961)    $158   $(9,548)  $(9,390)      n/a       n/a

 Net income
  (loss)
  per share
  - basic
  and
  diluted    $(0.58)   $0.01    $(0.34)   $(0.34)      n/a       n/a

As Restated:

 Net sales $162,885  $39,360   $43,416   $82,776   $31,631  $114,407

 Net loss  $(17,777) $(3,394) $(12,908) $(16,302) $(12,989) $(29,291)

 Net loss
  per share
  - basic
  and
  diluted    $(0.65)  $(0.12)   $(0.47)   $(0.59)   $(0.47)   $(1.06)

(1) As previously reported in ESI's Form 10-K or Form 10-Q, as applicable, for the relevant period.

    CONTACT: Electro Scientific Industries, Inc.
             Mike Dodson, 503/671-7028